PROMISSORY NOTE



$15,806,723                                                   New York, New York
                                                              September 1, 1999

          FOR VALUE RECEIVED, the undersigned, MK Gold Company, a Delaware corporation with offices at 60 East South Temple, Salt Lake City, Utah 84111 (the "Maker"), hereby promises to pay to Leucadia National Corporation, a New York corporation (the "Payee"), at its offices located at 315 Park Avenue South, New York, New York 10010, or at such other place as Payee or any holder hereof may from time to time designate to Maker in writing, the principal sum of $15,806,723 on September 1, 2001 (the "Maturity Date"). Maker promises to pay interest in lawful money of the United States on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, at the interest rate specified in the next sentence. Interest shall accrue on the unpaid principal balance hereof at an annual rate of 8% per annum for a period of 60 days from the date hereof, and thereafter at the annual rate of 12% per annum until payment of this Note in full. Interest hereunder shall be payable semi-annually in arrears on the last day of September and March, beginning on March 31, 2000 and on the Maturity Date and shall be computed on the basis of the actual number of days elapsed over the period of a 360-day year. On any day on which the Maker is to pay any amount due under this Promissory Note ("Payment Day"), funds must be received at or before 11:00am New York time. Funds received after 11:00am on any Payment Day will be treated as having been received on the next day banks are open for business in New York.

          The following shall constitute Events of Default under this Note:

          (a) failure by Maker to make any payment of interest required under this Note and such failure remains unremedied for 5 days;

          (b) failure by Maker to make any payment of the principal of this Note when the same becomes due and payable at maturity, by acceleration or otherwise;

          (c) Maker pursuant to or within the meaning of any bankruptcy law:

          (i) commences a voluntary case; (ii) consents to the entry of an order for relief against him in an involuntary case; (iii) consents to the appointment of a custodian for him or for all or substantially all of his property; (iv) makes a general assignment for the benefit of his creditors; or (v) admits in writing his inability generally to pay its debts as the same become due.

          Upon the occurrence of an Event of Default specified in clause (c) above, the principal amount of this Promissory Note, together with all accrued and unpaid interest thereon and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any

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kind (all of which are hereby expressly waived by maker). If any other Event of
Default occurs and is continuing, then and in every such case, Payee, by notice to Maker, may declare the unpaid principal of, and any accrued but unpaid interest on, this Note to be due and payable. Upon such declaration, the principal and interest on this Note shall be due and payable immediately.

          Maker hereby waives diligence, demand, presentment, protest and (except as herein provided) notice, and assents to extensions of time of payments, releases, surrender or forbearance or other indulgence, without notice.

          Maker acknowledges and agrees that Maker's obligation to pay principal and interest hereunder shall not be subject to any counterclaims, offsets or defenses against Payee or any holder of this Note that are presently existing or which may arise in the future.

          If this Note is referred to an attorney or other person for collection, Maker shall be liable for the reasonable fees and expenses of such attorney or person and the other reasonable expenses and costs of collection.

          No failure or delay on the part of Payee to exercise any right, power or privilege under this Promissory Note and no course or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other right, power or privilege. The rights and remedies expressly provided for in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee otherwise would have.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF MAKER AND SHALL INURE TO THE BENEFIT OF PAYEE, ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

          Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the maximum rate legally enforceable, which in no event shall exceed the rate otherwise provided for in this Note.

          Maker hereby irrevocably consents to the jurisdiction of the Courts of the State of New York and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to this Note. Maker further agrees that Maker will not commence or move to transfer any action or proceeding, arising out or relating to the provisions of this Note, in any Court other than one located in the State of New York. In any such litigation, Maker waives personal service of any summons,

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complaint or other process and agrees that the service thereof may be made by certified mail directed to Maker at the address set forth above or at such other place as Maker may from time to time designate to Payee in writing.

          This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by Maker and Payee.

          At any time and from time to time the holder of this Note, subject to compliance with applicable securities laws, may transfer this Note and assign its rights hereunder pursuant to a written instrument of transfer duly executed by the holder of this Note or its attorney duly authorized in writing.

          If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected.


                                       MK GOLD COMPANY


                                       By: /s/ JOHN C. FARMER
                                           -------------------------------------
                                           Name: John C. Farmer
                                           Title: Chief Financial Officer

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